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                                                               EXHIBIT 99(n)(ii)



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-97919 of Man-Glenwood Lexington, LLC on Form N-2 of our report on Man-Glenwood Lexington, LLC dated January 21, 2003 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Accountants and Legal Counsel" in such Statement of Additional Information.


Deloitte & Touche LLP
January 23, 2003